EXHIBIT 1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13D-1(F)(L)



             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or its contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 13, 1997


                                   THE GARY ERNEST PRIMM FAMILY
                                   TRUST (u/t/d:  April 10, 1985)


                                   __/s/ Gary E. Primm__
                                        Gary E. Primm, Trustee





                                   THE GARY E. PRIMM CHARITABLE
                                   TRUST (u/t/d:  December 27,
                                   1995)



                                   __/s/ Gary E. Primm__
                                        Gary E. Primm, Trustee




                                   __/s/ Gary E. Primm__
                                       Gary E. Primm